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                                                                   EXHIBIT 99.1


WEDNESDAY JULY 3, 9:17 AM EASTERN TIME

PRESS RELEASE
SOURCE. Celeris Corporation

CELERIS CORPORATION COMPLETES SALE OF COMPANY

NASHVILLE, Tenn.--(BUSINESS WIRE)--July 3, 2002--Celeris Corporation (OTCBB:CRSC - News), a provider of specialty clinical research services to pharmaceutical, medical device and biotechnology companies, today announced the completion, effective June 30, 2002, of the sale of substantially all of the Company's assets, other than its cash, to STATPROBE, Inc. The sale of the Company was approved by the Company's shareholders at a special meeting held on June 26, 2002.

Celeris currently anticipates distributing between $0.29 and $0.35 per share in cash to its shareholders in a liquidating distribution following the sale. The actual distribution could be higher or lower than the range per share contemplated depending on a number of factors, some of which are outside of the Company's control or ability to quantify at this time. Celeris currently anticipates that the distribution will occur in the fourth quarter of 2002.

Celeris Corporation is a provider of specialty clinical research services and information technology services that expedite and streamline the clinical trial and regulatory submission process for pharmaceutical, medical device and biotechnology manufacturers.

STATPROBE, Inc. is a privately held, full-service contract research organization (CRO) serving pharmaceutical, biotechnology and medical device clients. The company was founded in 1988 and currently employs over 300 in Ann Arbor, MI; Columbus, OH; Lexington, KY; San Diego, CA and Cary, NC.

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements of intent, belief or current expectations of Celeris Corporation and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements. Risks and uncertainties that may cause such differences include, but are not limited to, the uncertainty as to what liquidating distributions, if any, shareholders will receive and other risk factors detailed in the Company's Securities and Exchange Commission filings, including the Company's Form 10-K for the year ended December 31, 2001, which was filed April 1, 2002.

Contact:

      Celeris Corporation, Nashville
      Paul R. Johnson, 615/341-0223


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